Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 033-52877, 333-127055, 333-174637, 333-231245, and 333-258555) of ArcBest Corporation on Form S-8 of our report dated June 27, 2022, on our audits of the financial statements and financial statement schedules of ArcBest 401(k) and DC Retirement Plan as of December 31, 2021 and 2020, and for the years then ended, which report is included in this Annual Report on Form 11-K.

/s/FORVIS, LLP

(Formerly BKD, LLP)

Oklahoma City, Oklahoma

June 27, 2022